Exhibit 10.26

U.S. Legal Forms, Inc. Form MO-988LT	http://www.uslegalforms.com
MISSOURI COMMERCIAL LEASE
This lease agreement is entered into on this the 1st day of April, 2010, by and between:
Resort Holdings LLC, (hereinafter called “LESSOR”), whether one or more, and Peak Resorts, Inc, (hereinafter called “LESSEE”), whether one or more. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR and LESSEE do hereby covenant, contract and agree as follows:
1. PREMISES AND TERM: LESSOR, hereby leases to LESSEE for the term commencing on the 1st day of April, 2010 and ending on the 31st day of March 2015, (the “TERM”) the following described premises in its present condition, located in Carbon County, Pennslyvania:
430 Bluestone CT, Lake Harmony, PA 18624, (hereinafter called the “PREMISES or LEASED PREMISES”). LESSEE also has a right for the benefit of LESSEE, its employees, agents and invitees for access to and from the Leased Premises through the building and over property of LESSOR adjoining the Leased Premises, and to use those parts of the building designated by LESSOR for use by LESSEE, including but not limited to toilet rooms, elevators and unrestricted parking areas, if any.
2. RENEWAL: LESSEE and LESSOR may agree to extend or renew the lease, with any agreed modifications, in a separate, signed document.
3. RENT: The LESSEE covenants to pay to LESSOR as Rent the sum of Two Thousand Eight Hundred and 00/100 Dollars ($2,800.00) per month, (hereinafter “the Rent”), in advance without demand on or before the fifteenth day of each month at the office of the LESSOR.
The LESSEE shall pay the Rent when due and payable, without any setoff, deduction or prior demand whatsoever. Any payment by LESSEE or acceptance by LESSOR of a lesser amount than shall be due from LESSEE to LESSOR shall be treated as payment on account. The acceptance by LESSOR of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and LESSOR may accept such check without prejudice to any other rights or remedies which LESSOR may have against LESSEE.
4. LATE CHARGES: LESSEE shall pay a late charge in the amount of _________________ percent (_______ %) of the outstanding delinquent balance for any payment of the rent not made within ____ days after the due date to cover the extra expense involved in handling late payments, but not more than ___________ dollars for any one month. This charge is in addition to any other rights or remedies of the LESSOR.
5. UTILITIES: LESSEE shall pay all charges for utilities for the PREMISES except for the following, which shall be paid by LESSOR:
None.
     On failure of LESSEE to pay the utilities when due, LESSOR shall enforce payment in the same manner as rent in arrears.
6. CONDITION OF PREMISES; USE OF PREMISES: LESSOR agrees that LESSEE, upon paying the rent and on performing all terms of this lease, shall peaceably enjoy the Leased Premises during the term of this lease. By occupying the Leased Premises as a tenant, or installing fixtures, facilities, or equipment or performing finished work, LESSEE shall be deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this lease.
LESSEE acknowledges that LESSEE has examined and knows the condition of the Leased Premises, and has received the same in good order and repair, and agrees:
(a)	To use these Leased Premises only for office space.

(b)	To surrender the Leased Premises to LESSOR at the end of the Term or any renewal without the necessity of any notice from either LESSOR or LESSEE to terminate the same, and LESSEE hereby expressly waives all right to any notice which may be required under any laws now or hereafter enacted and in force.

(c)	To surrender possession of these Leased Premises at the expiration of this lease without further notice to quit, in as good condition as reasonable use will permit.

(d)	To keep the Premises in good condition and repair at LESSEE’s own expense, except repairs which are the duty of LESSOR.

(e)	To perform, fully obey and comply with all ordinances, rules, regulations and laws of all public authorities, boards and officers relating to the use of the Premises.

(f)	Not to make any occupancy of the Leased Premises contrary to law or contrary to any directions, rules, regulations, regulatory bodies, or officials having jurisdiction or which shall be injurious to any person or property.
(g)	Not to permit any waste or nuisance.

(h)	Not to use the Leased Premises for living quarters or residence.
LESSEE shall pay (a) for any expense, damage or repair occasioned by the stopping of waste pipes or overflow from bathtubs, closets, washbasins, basins or sinks, and (b) for any damage to window panes, window shades, curtain rods, wallpaper, furnishings, or any other damage to the interior of the Leased Premises.
Any signs placed upon or about such Leased Premises shall, upon the end of the Term of the lease or upon the earlier termination, be removed by LESSEE, and LESSEE shall repair any damage to the Leased Premises which shall be occasioned by reason of such removal.
At all times, LESSEE shall keep the sidewalks, if any, in front of or adjoining the Leased Premises clean and in a sightly and sanitary condition.
All repairs, except those specific repairs set forth below which are the responsibility of the LESSOR, shall be made by the LESSEE at its own expense. If the LESSOR pays for the same or any part thereof, LESSOR shall be reimbursed by LESSEE for such amount.
The LESSOR shall be responsible for making only the following repairs [check those that apply]:
     [ ] sprinkler system
     [ ] heating, ventilating or air-conditioning system serving the Premises if, and to the extent, installed by LESSOR, and
     [ ] structural repairs to exterior walls, structural columns and structural floors which collectively enclose the Premises (excluding, however, storefronts), and
     [ ]the roof over the Premises.
     [ ] Other: ___________________________
     [ ] Other: ___________________________
     [ ] Other: ___________________________
LESSEE shall give LESSOR notice of the necessity for such repairs and that such repairs did not arise from nor were they caused by the negligence or willful acts of LESSEE, its agents, concessionaires, officers, employees, licensees, invitees, or contractors.
7. FIXTURES AND TRADE FIXTURES. LESSEE shall make no changes, improvements, alterations, or additions to the Leased Premises unless such changes, improvements, alterations, or additions: (a) are first approved in writing by LESSOR; (b) are not in violation of restrictions placed thereon by the investor financing the construction of the building; and (c) will not materially alter the character of such premises and will not substantially lessen the value of the Leased Premises. LESSOR may not unreasonably withhold approval, and if there is a dispute as to reasonableness, it shall be determined by arbitration.
All improvements made by LESSEE to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of LESSOR upon installation. Not later than the last day of the Term, LESSEE shall, at LESSEE’s expense, remove all of LESSEE’s personal property and those improvements made by LESSEE which have not become the property of LESSOR, including trade fixtures, cabinetwork, movable paneling, partitions, and the like; repair all injury done by or in connection with the installation or removal of such property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by LESSEE or LESSEE’s agents, employees, visitors, or licensees, excepted. All property of LESSEE remaining on the Premises after the last day of the Term of this lease shall be conclusively deemed abandoned and may be removed by LESSOR, and LESSEE shall reimburse LESSOR for the cost of such removal.
8. SECURITY DEPOSIT: The LESSEE, contemporaneously with the first Rent installment, agrees to deposit with the LESSOR 00 Dollars ($ _____ 0 _______________ ) which sum shall be held by the LESSOR as security for the full faith and performance by LESSEE of all of the terms, covenants and conditions of this lease by LESSEE.
The security deposit shall be held, applied to damages or rent and returned to LESSEE all in accordance with the laws of the state where the Leased Premises are located and in force at the time of execution of this lease.
9. LESSOR’S LIEN: As additional security, LESSEE acknowledges, to the extent allowed by applicable law, the LESSOR’S right to hold and sell with due legal notice all property on or to be brought on the Premises in order to satisfy unpaid Rent, expenses, and utilities. No property of LESSEE brought onto the Leased Premises shall be removed by LESSEE other than in the ordinary course of business as long as LESSEE is in default in the terms of this lease.
10. DEFAULT: Each of the following shall be deemed an Event of Default:
a.	Default in the payment of Rent or other payments hereunder.

b.	Default in the performance or observance of any covenant or condition of this lease by the LESSEE to be performed or observed.

c.	Abandonment of the premises by LESSEE.

d.	The filing or execution or occurrence of:
i.	Filing a Petition in bankruptcy by or against LESSEE.

ii.	Filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act.

iii.	Adjudication of LESSEE as a bankrupt or insolvent: or insolvency in the bankruptcy equity sense.

iv.	An assignment for the benefit of creditors whether by trust, mortgage, or otherwise.

v.	A petition or other proceeding by or against LESSEE for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of LESSEE with respect to all or substantially all its property.

vi.	A petition or other proceeding by or against LESSEE for its dissolution or liquidation, or the taking of possession of the property of the LESSEE by any governmental authority in connection with dissolution or liquidation.
11. NOTICE OF DEFAULT. The parties are desirous of giving one another fair notice of any default before termination or other action under this lease requiring such notice. In the event of an act of default with respect to any provision of this lease, neither party can institute legal action with respect to such default without first complying with the following conditions
a.	Notice of such event of default must be in writing and must either be hand delivered, mailed to the other party by U.S. Certified Mail, return receipt requested, or if unable to provide notice by these methods, if notice is from LESSOR to LESSEE by posting the notice on the front door of the Leased Premises;

b.	Such written notice shall set forth the nature of the alleged default in the performance of the terms of this lease and shall designate the specific paragraph(s) therein which relate to the alleged act of default;

c.	Such notice shall also contain a reasonably understandable description of the action to be taken or performed by the other party in order to cure the alleged default and the date by which the default must be remedied, which date can be not less than thirty business days from the date of mailing the notice of default.
12. TERMINATION. Upon occurrence of any Event of Default, and after proper notice of default has been given, LESSOR may, at its option, in addition to any other remedy or right given hereunder or by law; Give notice to LESSEE that this lease shall terminate upon the date specified in the notice, which date shall not be earlier than ten days after mailing or delivery of such notice.
The foregoing provisions for the termination of this lease shall not operate to exclude or suspend any other remedy of the LESSOR for breach, or for the recovery of said Rent for the full term.
13. ACCELERATION. LESSEE expressly agrees and understands that upon LESSOR’S termination of this Lease, the entire remaining balance of unpaid Rent for the remaining term of this Lease shall ACCELERATE, whereby the entire sum shall become immediately due, payable, and collectable. To the extent allowed by law, LESSOR may hold the portion of LESSEE’S security deposit remaining after reasonable cleaning and repairs as a partial offset to satisfaction of the accelerated Rent.
14. REPOSSESSION. Upon termination of this lease as provided herein, or pursuant to statute, or by summary proceedings or otherwise, the LESSOR may enter forthwith, without further demand or notice to LESSEE, and resume possession of the Leased Premises. In no event shall such re-entry or resumption of possession or reletting as hereafter provided be deemed to be acceptance or surrender of this lease or a waiver of the rights or remedies of LESSOR hereunder.
15. DEFAULT BY LESSOR. In the event of any default by LESSOR, LESSEE, before exercising any rights that it may have at law to cancel this lease, must first send notice by registered or certified mail, or hand delivery, to LESSOR, and shall have offered LESSOR thirty (30) days in which to correct and cure the default or commence a good faith effort to cure such default.
16. RELETTING AFTER TERMINATION. Upon termination of this lease in any manner above provided, LESSOR shall use reasonable efforts to relet the Premises.
17. DAMAGES. Upon termination of this lease in any manner above provided, or by summary proceedings or otherwise, LESSEE shall pay to LESSOR without demand or notice the following:
(a)	All Rent and other payments accrued to the date of such termination and a proportionate part of the rent otherwise payable for the month in which such termination occurs.
(b)	All future Rent and other payments to be due under the terms of this lease to the extent Landlord has not been able to offset same by reletting the Premises within 30 days of termination.

(c)	The costs of making all repairs, alterations and improvements required to be made by LESSOR hereunder, and of performing all covenants of LESSEE relating to the condition of the Premises during the Term and upon expiration or sooner termination of this lease, such costs to be deemed prima facie to be the costs estimated by a reputable architect or contractor selected by LESSOR or the amounts actually expended or incurred thereafter by LESSOR.

(d)	The attorneys’ fees and other costs.
18. EXCLUSIVITY OF LESSOR’S REMEDIES: The receipt of Rent after default, or after judgment or after execution, shall not deprive the LESSOR of other actions against the LESSEE for possession or for Rent or for damages, and all such remedies are non-exclusive and can be exercised concurrently or separately as LESSOR desires.
19. LESSOR NOT LIABLE FOR INJURY OR DAMAGE TO PERSONS OR PROPERTY: The LESSOR shall not be liable for any injury or damage to any person or to any property at any time on said Premises or building from any cause whatever that may at any time exist from the use or condition of the Premises or building from any cause, during the Term or any renewal of this lease.
20. TAXES: Property taxes on the Leased Premises shall be responsibility of LESSOR. Taxes on the personal property of Lessee shall be the responsibility of LESSEE. All other taxes shall be the responsibility of the party incurring same.
21. RIGHT OF RE-ENTRY. LESSOR shall have the right, by itself or agent or with others, to enter the Premises at reasonable hours to examine or exhibit the premises, or to make such repairs and alterations as shall be deemed necessary for the safety and preservation of the building, to inspect and examine, to post such notices as LESSOR may deem necessary to protect LESSOR against loss from liens of laborers, materialmen or others, and for the purpose of permitting or facilitating LESSOR’s performance of its obligations hereunder, or for any other reasonable purpose which does not materially diminish LESSEE’s enjoyment or use of the Leased Premises.
22. HOLDOVER. If LESSEE shall holdover after the expiration of the Term hereof, with the consent of LESSOR, express or implied, such tenancy shall be from month to month only, and not a renewal hereof; and LESSEE agrees to pay Rent and all other charges as provided herein, and also to comply with all covenants of this lease for the time LESSEE holds over. LESSEE shall be entitled to possession until LESSOR has given LESSEE thirty (30) days notice that such month to month tenancy shall be terminated; otherwise, notice is only required as hereinafter provided as notice of default.
If LESSEE shall hold over without the consent of LESSOR, express or implied, then LESSEE shall be construed to be a tenant at sufferance at double the Rent herein provided, prorated by the day until possession is returned to LESSOR.
LESSEE’S holding over beyond the expiration of the notice period of a lawful Notice of Termination constitutes holding over without the consent of the LESSOR, and LESSEE shall be construed to be a tenant at sufferance, at double the Rent herein provided, prorated by the day until possession is returned to LESSOR, without limitation to LESSOR’S remedies and rights of recovery under applicable law.
23. NATURE OF RELATIONSHIP BETWEEN PARTIES. The sole relationship between the parties created by this agreement is that of LESSOR and LESSEE. Nothing contained in this lease shall be deemed, held, or construed as creating a joint venture or partnership between the parties.
24. RIGHT OF LESSOR TO PAY OBLIGATIONS OF LESSEE TO OTHERS. If LESSEE shall fail or refuse to pay any sums due to be paid by it under the provisions of this lease, or fail or refuse to maintain the Leased Premises or any part thereof as herein provided, then, and in such event, LESSOR, after 10 days notice in writing by LESSOR to LESSEE, shall have the right to pay any such sum or sums due to be paid by LESSEE and to do and perform any work necessary to the proper maintenance of the Leased Premises; and the amount of such sum or sums paid by LESSOR for the account of LESSEE and the cost of any such work, together with interest on such amount at the maximum legal rate from the date of payment by LESSOR until the repayment to LESSOR by LESSEE, shall be paid by LESSEE upon demand in writing. The payment by LESSOR of any such sum or sums or the performance by LESSOR of any such work shall be prima facie evidence of the necessity for such work.
25. MECHANICS AND OTHER LIENS IMPOSED BY LESSEE. LESSEE shall keep the Leased Premises and the improvements at all times during the term free of mechanics and materialmen’s liens and other liens of like nature, other than liens created and claimed by reason of any work done by or at the instance of LESSOR, and at all times shall fully protect and indemnify LESSOR against all such liens or claims and against all attorneys’ fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should LESSEE fail to fully discharge any such lien or claim, LESSOR, at its option, may pay the same or any part thereof, and LESSOR shall be the sole judge of the validity of such lien or claim.
All amounts so paid by LESSOR, together with interest the maximum legal rate from the time of payment by LESSOR until repayment by LESSEE, shall be paid by LESSEE upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, interest payable monthly, as additional rent.
26. CONDEMNATION CLAUSE: In the event that all or a part of the Premises is taken by eminent domain or conveyed in lieu of eminent domain, if the Leased Premises cannot reasonably be used by LESSEE for their intended purpose, then this lease will terminate effective as of the date that the condemning authority shall take possession of the same.
27. FIRE CLAUSE: The LESSEE agrees to notify LESSOR of any damages to the Leased Premises by fire or other hazard and also of any dangerous or hazardous condition within the Leased Premises immediately upon the occurrence of such fire or other hazard or discovery of such condition.
Upon occurrence of a fire, repairs shall be made by LESSOR as soon as reasonably may be done unless the costs of repairing the Premises exceed 25% of the replacement cost of the building in which case the LESSOR may, at its option, terminate this lease by giving LESSEE written notice of termination within 30 days of the date of the occurrence.
If the LESSOR does not terminate this Lease pursuant to the paragraph above, then LESSOR has 30 days after the date of occurrence to give written notice to LESSEE setting forth its unqualified commitment to make all necessary repairs or replacements, the projected date of commencement of such repairs, and the LESSOR’S best good faith estimate of the date of completion of the same.
If the LESSOR fails to give such notice, or if the date of completion is more than 90 days after the date of the occurrence, then the LESSEE may, at its option, terminate this lease and the LESSOR will be obliged to refund to the LESSEE any rent allocable to the period subsequent to the date of the fire.
28. WAIVER OF NONPERFORMANCE: Failure of the LESSOR to exercise any of its rights under this lease upon nonperformance by the LESSEE of any condition, covenant or provision herein contained shall not be considered a waiver, nor shall any waiver of nonperformance of any such condition, covenant or provision by the LESSOR be construed as a waiver of the rights of the LESSOR as to any subsequent defective performance or nonperformance hereunder.
29. PAROL EVIDENCE CLAUSE: This instrument constitutes the final, fully integrated expression of the agreement between the LESSOR and the LESSEE, and it cannot be modified or amended in any way except in writing signed by the LESSOR and LESSEE.
30. SUBORDINATION: This lease is subordinate to the lien of all present or future mortgages that affect the Leased Premises and to all renewals, modifications, replacements and extensions of this lease. This clause shall be self-operative but in any event LESSEE agrees to execute promptly and deliver any estoppel certificate or other assurances that LESSOR may request in furtherance of this provision.
31. INSURANCE: LESSEE shall, during the entire term of the lease keep in full force and effect a policy of public liability insurance with respect to the property’ and the business operated by LESSEE in the property and which the limits of general liability shall be in the amount of One million and 00/100 Dollars ($1,000,000) combined single limit, naming LESSOR as additional insured. Such coverage shall include a broad form general liability endorsement. The policy shall contain a clause that the LESSEE will not cancel or change the insurance without first giving the LESSOR ten (10) days prior written notice.
LESSOR shall during the term hereof, at it’s sole expense, provide and keep in force insurance on the building against loss or damage by fire and extended coverage, in an amount equal to one hundred percent (100%) of the full insurable value, which insurance shall be placed with an insurance company or companies approved by LESSOR and licensed to do business in the state wherein lay the Leased Premises. The term ‘full insurable value” shall mean actual replacement value of the building (exclusive of costs of excavation, foundations and footing below ground level). The insurance required under this paragraph shall be carried in the name of the LESSOR and LESSEE and shall provide that any proceeds thereunder shall be paid to

LESSOR and LESSEE and any applicable mortgage holder, according to their respective interests.
Duplicate originals or certificates of insurance of the policies provided shall be furnished by LESSOR and LESSEE to each other and shall contain an agreement by the insurer that such policy or policies shall not be canceled without at least ten (10) days prior notice to the LESSOR and LESSEE.
32. NOTICES. All notices and communications concerning this lease shall be mailed to the parties at the following addresses:

LESSOR	LESSEE
Stephen Mueller	Stephen Mueller
17409 Hidden Valley Dr	17409 Hidden Valley Dr
Wildwood, MO 63025	Wildwood, MO 63025

33. SALE BY LESSOR. In the event of a sale or conveyance by LESSOR of all or part of the Leased Premises, the same shall operate to release LESSOR from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of LESSEE, and in such event LESSEE agrees to look solely to the responsibility of the successor in interest of LESSOR in and to this lease. This lease shall not be affected by any such sale, and LESSEE agrees to attorn to the purchaser or assignee. LESSEE agrees to permit LESSOR, at any time within 60 days prior to the expiration of this lease, to place upon or in the window of the leased premises any usual or ordinary For Rent or similar sign and to allow prospective tenants, applicants or agents of LESSOR to enter and examine the Leased Premises during the last 60 days of the term hereof, and to permit LESSOR or LESSOR’s agents, at any time during the term hereof, to conduct prospective purchasers through the Leased Premises during reasonable business hours.
34. COURT ACTION, ATTORNEY’S FEES AND COSTS. If, upon failure of either party to comply with any of the covenants, conditions, rules or regulations of and in this lease, and suit should be brought for damages on account, or to enforce the payment of Rent herein stipulated, or to recover possession of the Premises or to enforce any provision hereof, the losing party agrees to pay to the prevailing party reasonable costs and expenses incurred in prosecuting these suits.
35. ASSIGNMENTS AND SUB-LEASE: The LESSEE hereby agrees not to assign this lease voluntarily or involuntarily, nor to sub-lease the Premises or any part of the Leased Premises, without the written consent of the LESSOR, under penalty of instant forfeiture of this lease. All rights and liabilities herein given to or imposed upon either of the parties shall extend to the heirs, executors, administrators, successors and assigns of such party.
36. INTERPRETATION. Whenever any word is used in this agreement in the masculine gender, it shall also be construed as being used in the feminine and neuter genders, and singular usage shall include the plural and vice versa, all as the context shall require.
37. MODIFICATION. Any modification or amendment off this agreement shall be in writing and shall be executed by all parties.
38. SEVERABILITY CLAUSE: If any term, covenant, condition, or provision of this lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.
39. LAW TO APPLY: This lease shall be construed under and in accordance with the laws of the State of Missouri. Those laws shall govern every aspect of the enforcement of this lease.
40. ADDENDUMS. The following addendums are attached to this lease and shall be initialed by the parties. (Check all that apply or cheek none)
     (    ) Option to Purchase
     (    ) Arbitration Agreement
     (    ) Other: ____________________
     (    ) None
41. OTHER PROVISIONS:

All documents such as schedules, exhibits and like documents are incorporated herein and shall initialed by all parties. If LESSEE is a corporation, each person executing this lease represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation. Those persons further represent that the terms of this lease are binding upon the corporation.
In Witness Whereof, the undersigned LESSOR and LESSEE execute this lease to be effective as of the day and date first above written.

LESSEE(s) Peak Resorts Inc	LESSOR(s) Resort Holdings LLC

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller
Signature Vice President	Signature Member

Signature	Signature